Miramar Labs, Inc.® Reports Fourth Quarter and Full Year
2016 Financial Results

Highlights:
- 2016 revenue of $20.4 million, up 19% year-over-year
- Strong sales in North America with year-over-year growth of 38%
- Gross margin expands to 55% in 2016, up from 52% in the prior year

SANTA CLARA, Calif., — March 16, 2017 — Miramar Labs, Inc., (OTCQB: MRLB), a global aesthetic company, announced today financial results for fourth quarter and full year ended December 31, 2016.

Michael Kleine, President and Chief Executive Officer of Miramar Labs, said, "We continued to achieve very strong momentum in our North America business, which grew 38% in 2016, driven by our efforts to increase awareness and adoption of our technology. We are also benefiting from the indication expansion for the miraDry® system, which now provides three distinct benefits to both physicians and patients with its ability to reduce axillary sweat, odor and hair. This unique value proposition for our customers and consumers, is a core driver of expanding our business and delivering on our growth objectives."

In 2016, Miramar expanded its approved indications for the miraDry system and received FDA 510(k) clearance to market for the reduction of odor. The miraDry system is now FDA cleared with indications for sweat, odor and hair reduction, expanding the utility of the system. Recognition of these advancements of the application of the proprietary miraWave technology was recognized with Aesthetics Everything naming Miramar Labs as one of ”The Top Aesthetics Companies in 2016".

Mr. Kleine concluded, "We are excited to continue building consumer awareness and further accelerating sales with the addition of celebrity spokesperson and miraDry patient Antonio Sabato Jr. This is complementary to our strategy to increase our focus on social media, where we have seen a strong interest reflecting the early impact of our miraDry is Confidence campaign. In addition, our marketing efforts are building awareness of the miraDry treatment among potential customers and patients, highlighting its effectiveness and high patient satisfaction."

Financial Results
Total revenue in the fourth quarter of 2016 was $4.4 million, a 18% decrease compared to $5.4 million in the fourth quarter of 2015. The year-over-year decline was primarily due to the timing of Asia console sales, which were received in earlier quarters in 2016 as compared to 2015. For the year ended December 31, 2016, revenue totaled $20.4 million, a 19% increase compared to $17.2 million for the year ended December 31, 2015. This revenue increase reflects strong sales of both capital systems and consumables. As mentioned above, North America growth was 38% for the year, with strong performance in capital systems and consumables. In Asia, revenue grew 6% for the year, driven by very strong capital system sales growth of 45%, offset by disappointing consumable sales associated with the transition of a distributor in a key market. In Europe and the Middle East, sales grew 10% driven by strong consumable sales with growth of 69%, offset by lower console sales due to the termination and transition of key distributors.

Total gross margin in the fourth quarter of 2016 was $2.5 million, or 56% of revenue, compared to $2.9 million, or 53% of revenue, in the same period in 2015. Gross margin for the year ended December 31, 2016 was $11.3 million, or 55% of revenue, compared to $8.9 million, or 52% of revenue, for the same period in 2015. The increase in gross margin is primarily attributable to a higher percentage of sales in North America and Asia-Pacific, where Miramar Labs has higher selling prices, in addition to lower cost of revenue due to higher production volumes and favorable labor efficiencies, as compared to the same periods in 2015.

Total operating expenses for the three months and year ended December 31, 2016, were $5.7 million and $22.9 million, compared to $5.4 million and $22.2 million for the same periods in 2015. For both the three months and year ended December 31, 2016, higher sales and general and administrative expenses were offset by lower research and development expense for the same periods.

Net loss for the three months and year ended December 31, 2016 was $3.4 million, or $(0.37) per share, and $20.4 million or $(3.80) per share, compared to a net loss of $2.8 million, or $(6.89) per share, and $14.5 million, or $(37.33) per share for the three months and year ended December 31, 2015. In the second quarter, the company recorded a one-time non-cash charge of $8.1 million for the loss on the conversion of debt associated with the merger. The non-GAAP loss for the three months and year ended December 31, 2016 was $3.4 million, or $(0.37) per share, and $12.4 million, or $(2.30) per share, compared to a non-GAAP loss of $2.7 million and $14.5 million for the three months and year ended December 31, 2015.

Miramar Labs had total cash and cash equivalents of $2.2 million at December 31, 2016.

Use of Non-GAAP Financial Measure:
Miramar Labs has supplemented its GAAP net loss with a non-GAAP measure of net loss. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of Miramar Labs, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of GAAP net loss to non-GAAP net loss in the most directly comparable GAAP measure is provided in the schedule below. GAAP net loss is the most directly comparable measure to non-GAAP net loss.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Miramar Lab's consolidated financial statements prepared in accordance with GAAP and the reconciliation of the non-GAAP financial measure provided in the schedule below.

About Miramar Labs:
Miramar Labs, Inc. is a global medical device company dedicated to bringing innovative and clinically proven applications to treat unmet needs in the aesthetic marketplace. Supported by rigorous clinical research, Miramar

Labs is focused on addressing aesthetic medical conditions for which there are significant unmet clinical needs. The company’s first priority is the treatment of bothersome underarm sweat, an issue that hundreds of millions of people deal with daily. The miraDry procedure has an established safety and efficacy profile with over 80,000 patients treated worldwide. Physicians and patients are encouraged to visit www.miramarlabs.com or www.miradry.com for additional information.

Forward Looking Statements:
This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to expansion opportunities, revenue generation, anticipated uses of proceeds from the private placement and business and product development plans. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue our business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the miraDry system, competition in the industry in which we operate and overall market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should review all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC, which are available at www.sec.gov.

Contact:
Investors:
Brigid Makes
Sr. Vice President & Chief Financial Officer
Phone: 408.579.8700
Email: investors@miramarlabs.com

Media/Other:
Robert Ellis
Vice President of Global Marketing
Phone: 408-579-8706
Email: info@miramarlabs.com

MIRAMAR LABS, INC.
Consolidated Statements of Operations and Comprehensive Loss

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Revenue	$4,411,195	$5,377,191	$20,446,533	$17,199,511
Cost of revenue	1,927,565	2,511,751	9,138,675	8,257,048
Gross margin	2,483,630	2,865,440	11,307,858	8,942,463
Operating expenses:
Research and development	756,540	1,032,760	3,319,021	4,974,120
Selling and marketing	3,575,397	2,776,914	13,550,645	11,757,734
General and administrative	1,319,398	1,561,094	6,036,389	5,468,916
Total operating expenses	5,651,335	5,370,768	22,906,055	22,200,770
Loss from operations	(3,167,705)	(2,505,328)	(11,598,197)	(13,258,307)
Interest income	1,826	930	9,590	5,931
Interest expense	(283,940)	(270,917)	(1,232,602)	(1,295,930)
Loss on debt conversion	—	—	(8,062,001)	—
Other income, net	18,883	(25,324)	457,031	62,780
Net loss before provision for income taxes	(3,430,936)	(2,800,639)	(20,426,179)	(14,485,526)
Provision for income taxes	—	—	(9,308)	(8,722)
Net and comprehensive loss	(3,430,936)	(2,800,639)	(20,435,487)	(14,494,248)
Accretion of redeemable convertible preferred stock	—	60,000	—	(3,117)
Net loss attributable to common stockholders	$(3,430,936)	$(2,740,639)	$(20,435,487)	$(14,497,365)
Weighted-average common shares used in computing net loss per share attributable to common stockholders, basic and diluted	9,366,217	397,504	5,379,421	388,379
Net loss per share attributable to common stockholders, basic and diluted	$(0.37)	$(6.89)	$(3.80)	$(37.33)
Non GAAP
GAAP net loss attributable to common stockholders	$(3,430,936)	$(2,740,639)	$(20,435,487)	$(14,497,365)
Loss on debt conversion	—	—	(8,062,001)	—
Non GAAP net loss attributable to common stockholders	$(3,430,936)	$(2,740,639)	$(12,373,486)	$(14,497,365)
Weighted-average common shares used in computing net loss per share attributable to common stockholders, basic and diluted	9,366,217	397,504	5,379,421	388,379
Non GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.37)	$(6.89)	$(2.30)	$(37.33)

MIRAMAR LABS, INC.
Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
	(Audited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,203,639	$2,642,509
Accounts receivable, net	3,159,423	2,683,053
Inventories	6,649,840	4,791,741
Prepaid expenses and other current assets	341,048	290,481
Total current assets	12,353,950	10,407,784
Property and equipment, net	714,797	1,211,129
Restricted cash	295,067	295,067
Other non-current assets	13,976	11,860
TOTAL ASSETS	$13,377,790	$11,925,840
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable, net of discount	$9,916,626	$10,829,375
Accounts payable	1,582,145	1,288,107
Accrued and other current liabilities	4,567,076	3,572,441
Deferred revenue	182,160	739,786
Total current liabilities	16,248,007	16,429,709
Warrant liability	7,342	499,616
Deferred rent, non-current	77,309	112,065
Capital lease payable, non-current	—	16,865
TOTAL LIABILITIES	16,332,658	17,058,255
Commitments and contingencies
Redeemable convertible preferred stock, $.001 par value - 40,000,000 shares authorized and 2,826,981 shares issued and outstanding at December 31, 2015 (Liquidation preference of $61,179,942). No shares authorized or outstanding at December 31, 2016	—	61,179,942
Stockholders’ deficit:
Blank check preferred stock, $0.001 par value - 5,000,000 shares authorized. No shares issued and outstanding at December 31, 2016 and 2015.	—	—
Series A convertible preferred stock, $0.001 par value - 2,100,000 shares authorized and 147,864 shares issued and outstanding at December 31, 2015 (Liquidation preference of $2,000,000). No shares authorized or outstanding at December 31, 2016.	—	148
Series B convertible preferred stock, $0.001 par value - 9,000,000 shares authorized and 589,784 shares issued and outstanding at December 31, 2015 (Liquidation preference of $14,359,244). No shares authorized or outstanding at December 31, 2016	—	590
Common stock, $0.001 par value - 100,000,000 and 105,500,000 shares authorized and 9,334,857 and 398,540 shares issued and outstanding at December 31, 2016 and 2015	9,335	399
Additional paid-in capital	110,918,412	27,133,634
Accumulated deficit	(113,882,615)	(93,447,128)
TOTAL STOCKHOLDERS’ DEFICIT	(2,954,868)	(66,312,357)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$13,377,790	$11,925,840